Exhibit 10.2

[ANSYS LETTERHEAD]

December 31, 2008

Mr. J. Christopher Reid

Vice President, Marketing

ANSYS Canada, Ltd.

554 Parkside Drive

Waterloo, Ontario

N2L 5Z4 Canada

Re: Employment Agreement Termination

Dear Chris:

You are party to an Employment Agreement dated February 20, 2003 pursuant to which your duties were reassigned by letter agreement dated May 1, 2006 (collectively “Employment Agreement”). A copy of the Employment Agreement is attached as Appendix A.

This letter confirms that you have agreed to terminate the Employment Agreement effective December 31, 2008.

In consideration of your agreement to terminate the Employment Agreement, you will be paid $147,500 CAD less applicable tax and other withholdings. This payment will be made on or before the first payroll date following your execution of this letter.

Please sign below to indicate your agreement with the termination of the Employment Agreement and the terms of this letter.

Sincerely,

James E. Cashman III

Director, ANSYS Canada, Ltd.

President and Chief Executive Officer

ANSYS, Inc.

Enclosure: Employment Agreement

/s/ J. Christopher Reid	December 31, 2008
Signature – J. Christopher Reid	Date